EXHIBIT 10.45

COMPENSATION INFORMATION FOR NAMED EXECUTIVE OFFICERS

The table below provides information regarding the 2006 base salary and target cash bonus amount for each “named executive officer” of Exelixis, Inc. All other compensation arrangements between Exelixis and each of its named executive officers are referenced in the Exhibit Index to this Annual Report on Form 10-K.

Named Executive Officer	2006 Annual Base Salary	2006 Target Cash Bonus (percentage of 2006 base salary)[1]
George Scangos	$750,000	60%
Michael Morrissey	$400,520	45%
Jeffrey Latts	$399,376	45%
Frank Karbe	$345,030	45%
Pamela Simonton	$322,189	35%

[1]	Actual bonus amounts awarded by Exelixis’ compensation committee may exceed or be less than the target amounts.